STOCK RESTRICTION AGREEMENT
                           ---------------------------


            THIS STOCK RESTRICTION AGREEMENT (this "Agreement") is made as of June 21, 1999, by and among Molex Incorporated, a Delaware corporation ("Molex"), Lumenon Innovative Lightwave Technology, Inc., a Delaware corporation (the "Company"), Lilt Canada Inc., a Canadian company (the "Subsidiary") Andrewma Holding, Inc., a Delaware corporation and Najafi Holding Inc., a Delaware corporation (collectively, the "Primary Stockholders").


                                    RECITALS
                                    --------

            A. The Company as of the date hereof, is authorized by its Certificate of Incorporation to issue capital stock consisting of 100,000,000 shares of a single class of Common Stock of par value $0.001 (the "Common Stock").


            B. The Company, the Subsidiary and Molex are parties to that certain Stock Purchase Agreement dated as of the date hereof pursuant to which the Company agreed to issue and Molex agreed to acquire shares of the Company's Common Stock (the "Stock Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.


            C. The parties hereto desire to enter into this Agreement to establish Molex's right to designate a member of the Board of Directors of the Company and the Subsidiary (the "Boards"), to designate an observer to the Boards, to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.


            NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

            1.          Voting Agreement.

                        (a) From and after the date of this Agreement and until the provisions of this paragraph 1 cease to be effective, as in effect on the date hereof, each holder of Stockholder Shares shall vote all of his Stockholder Shares and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or the Subsidiary or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company and the Subsidiary shall take all necessary and desirable actions within their control (including, without limitation, calling special board and stockholder meetings), so that:


                        (i) Molex shall have the right in any election for directors to the Boards to select one representative to each of the Boards (the "Molex Director") and to designate one person on each of the Boards as an observer (the "Molex Observer"), subject to the Molex Observer signing a confidentiality agreement reasonably acceptable to counsel to the Company;

                        (ii) the removal from the Boards (with or without cause)
            of the Molex Director and the Molex Observer shall be at Molex's written request, but only upon such written request and under no other circumstances;

                        (b) the Company and the Subsidiary shall pay the reasonable out-of-pocket expenses incurred by the Molex Director and the Molex Observer in connection with attending the meetings of the Boards and any committee thereof;


                        (c) Molex shall permit the Molex Observer to attend all meetings of the Boards (other than such meetings or portion of meetings where the presence of such Observer would be contrary to law or standard corporate governance procedures regarding protection of confidential information of a company) and shall provide such Molex Observer with copies of all communications with members of the Boards in the same manner and at the same time as the Company provides such communications to the members of the Boards; and


                        (d) the provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the occurrence of a Qualified Public Offering.


            2.          Restrictions on Transfer of Stockholder Shares.

                        (a) Transfer of Stockholder Shares. No holder of Stockholder Shares shall sell, transfer, assign, pledge or permit to exist any Lien with respect to such Stockholder Shares or otherwise directly or indirectly dispose of (a "Transfer") any interest in any Stockholder Shares except Transfers pursuant to and in accordance with paragraphs 2(b), 2(c), 2(d) and 3 below. In no event shall any Primary Stockholder sell any Stockholder Shares to any Molex Competitor without the prior written consent of Molex.


                        (b) Right of First Refusal. Except in the case of a Transfer permitted by paragraph 2(d), at least 30 days prior to making any Transfer of any Stockholder Shares the transferring stockholder (the "Transferring Stockholder") shall deliver a written notice (the "First Offer Notice") to the Company, Molex and the other Primary Stockholders (such other Primary Stockholders referred to collectively as the "Other Stockholders"). The First Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the identity of the transferee and the proposed terms and conditions (including price) of the Transfer. The delivery of the First Offer Notice shall constitute an irrevocable offer of the Transferring Stockholder to sell to the Company, Molex and the Other Stockholders the Stockholder Shares set forth therein (the "Offered Shares"). First, the Company may elect to purchase all (but not less than all) of the Offered Shares at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder, Molex and the Other Stockholders as soon as practical but in any event within ten days after the delivery of the First

Offer Notice. If the Company has not elected to purchase all of the Offered Shares within such ten-day period, Molex may elect to purchase all (but not less than all) of the Offered Shares for the price specified in the First Offer Notice by delivering written notice of such election to the Transferring Stockholder, the Other Stockholders and the Company as soon as practical but in any event within 30 days after delivery of the First Offer Notice (the "First Election Period"). If Molex has not elected to purchase all of the Offered Shares, the Transferring Stockholder shall provide written notice to each of the Other Stockholders within five days after the expiration of the First Election Period (the "Second Offer Notice"). Such Other Stockholders may elect to purchase all (but not less than all) of the Offered Shares (which number, if necessary, shall be reduced based upon the pro rata share of Stockholder Shares held by the Other Stockholders electing to purchase pursuant to the Second Offer Notice) for the price specified in the Second Offer Notice by delivering written notice to Molex, the Other Stockholders and the Company within 15 days of the Second Offer Notice (the "Second Election Period"). If the Molex or Other Stockholders have elected to purchase the Offered Shares, the transfer of such shares shall be consummated within 15 days after the expiration of the applicable Election Period. To the extent that Molex or the Other Stockholders have not elected to purchase all of the Offered Shares, the Transferring
Stockholder may, within 90 days after the expiration of the Second Election Period, transfer all the Offered Shares to the party or parties identified in the First Offer Notice and the Second Offer Notice at a price no less than 100% of the price and on other terms no more favorable to the transferees than offered to the Company and Molex and the Other Stockholders in the Offer Notice. No Transfer pursuant to this Section 2(b) shall be effective until the transferee shall have agreed in writing to be bound by all the terms and conditions of this Agreement. The purchase price specified in any First Offer Notice or Second Offer Notice shall be payable solely in cash at the closing of the transaction, and no Stockholder Shares may be pledged.


                        (c) Participation Right. (i) Except in the case of a Transfer permitted by paragraphs 2(d), at least 30 days prior to any Transfer of Stockholder Shares the Transferring Stockholder will deliver a written notice (the "Sale Notice") to the Company, Molex and the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions (including price) of the Transfer. Molex and the Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If Molex or any Other Stockholders have not elected to participate in such Transfer, then Molex or each such Other Stockholder will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (A) the quotient determined by dividing the number of Stockholder Shares owned by such person by the aggregate number of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders or Molex participating in such sale and (B) the number of Stockholder Shares to be sold in the contemplated Transfer.


                        (ii) The  Transferring  Stockholder  will use reasonable
            efforts to obtain the agreement of the prospective transferee(s) to the participation of Molex or the Other Stockholders in any contemplated Transfer, and the Transferring Stockholder will not Transfer any of its Stockholder Shares to the prospective transferee(s) unless (A) simultaneously with such Transfer, the prospective transferee or transferees purchase from Molex or the Other Stockholders the Stockholder Shares which Molex or the Other Stockholders are entitled to sell to such prospective transferee(s) pursuant to paragraph 2(c)(i) above or (B) simultaneously with such Transfer, the Transferring Stockholder purchases the number of Stockholder Shares from Molex or the Other Stockholders which Molex or the Other Stockholders would have been entitled to sell pursuant to the last sentence of paragraph 2(c)(i) above.

                        (d) Permitted Transfers. The restrictions contained in this paragraph 2 shall not apply to (i) any Transfer of Stockholder Shares by any Primary Stockholder or Molex among its Affiliates, (ii) a Public Sale, (iii) an Approved Sale or (iv) a Transfer of Stockholder Shares by any Primary Stockholder pursuant to the laws of descent and distribution or among such Stockholder's Family Group, provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clauses (i) and (iv) of this Section 2(d) and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to this Section 2(d), the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.


                        (e) Termination of Restrictions. The restrictions set forth in this paragraph 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of an Approved Sale or (iii) the consummation of a Qualified Public Offering.


                        (f) Special Restriction on Non-Stockholder Shares. The Primary Stockholders shall not sell any Non-Stockholder Shares to Molex Competitors.


            3.          Sale of the Company.

                        (a) If the Board and Molex approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an "Approved Sale"), each holder of Stockholder Shares will consent to and raise no objections against such Approved Sale. The Company shall not consummate any Approved Sale with a Molex Competitor. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares will waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares will agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and Molex. Each holder of Stockholder Shares will take all necessary or reasonably desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

                        (b) The obligations of the holders of Stockholder Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Stockholder Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares will be given the same option; and (iii) Molex or the Primary Stockholders holding currently exercisable rights to acquire shares of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Common Stock.


                        (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees and expenses of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees and expenses of the purchaser representative so appointed.


                        (d) Holders of Stockholder Shares will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.


                        (e) The provisions of this paragraph 3 will terminate upon completion of a Qualified Public Offering.


            4.          Preemptive Rights.

                        (a) If the Company is permitted under this Agreement to authorize or to sell, and so authorizes the issuance or sale of any of its stock or securities (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to Molex and the Primary Stockholders a portion of such stock or securities equal to the quotient determined by dividing
(A) the number of Stockholder Shares held by Molex or such Primary Stockholder by (B) the total number of shares of outstanding Stockholder Shares. Molex and each Primary Stockholder shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered. The purchase price for all stock and securities offered to Molex or such Primary Stockholder shall be payable in cash by wire transfer of immediately available funds. Notwithstanding the foregoing, the Company shall be permitted, without permitting Molex or the Primary Stockholders to purchase shares of Common Stock pursuant to the above formula, to sell 6,000,000 Common Stock Units (which Common Stock Units shall include one share of Common Stock and a warrant to acquire one share of Common Stock at an exercise price of not less than $.90) at a price of not less than $.50 per Common Stock Unit within 24 months of the date hereof to raise capital for the construction and set-up of its pilot plant (the "Pilot Plant Shares") or for other corporate purposes.


                        (b) In order to exercise its purchase rights hereunder, Molex or the applicable Primary Stockholder must within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder.


                        (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which Molex and the Primary Stockholders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Molex and the Primary Stockholders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to Molex and the Primary Stockholders pursuant to the terms of this paragraph.


                        (d) The rights under this paragraph 4 will terminate upon completion of a Public Offering.


            5. Public Offering. In the event that the Board, Molex and the holders of a majority of the shares of Common Stock then outstanding approve a Public Offering, the holders of Stockholder Shares will use reasonable efforts to take all necessary actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board, Molex and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange.


            6. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO A STOCK RESTRICTION AGREEMENT DATED AS OF JUNE 21, 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCK RESTRICTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 5 hereof.

            7. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale or in an Approved Sale) to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the Other Stockholders a counterpart of this Agreement.


            8.          Special Molex  Approval  Rights.  Except as set forth on
Schedule 8, neither the Company nor the Subsidiary shall, except as contemplated by this Agreement or as consented to by Molex in writing which consent shall not be unreasonably withheld, take the following actions:


            (a)  amend its organizational documents;

            (b) except for the issuance of the Pilot Plant Shares and the issuance of the 2,500,000 shares of Common Stock currently issuable under the Lumenon Lightwave Technology Inc. Stock Option Incentive Plan, issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, its capital stock for a period of two (2) years from the date hereof; provided however, that should Molex exercise its right to purchase all the Common Stock issuable under the Cash Common Stock Purchase Warrant, such period of non-issuance shall be extended for a period of one (1) year, or in the event of a partial exercise under the Cash Common Stock Purchase Warrant, the pro-rata portion (based on the ratio between the number of shares of Common Stock purchased through such exercise to the total number of shares of Common Stock issuable thereunder) of one (1) year;


            (c) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of or rights or securities of any kind to acquire any shares of, its capital stock to a Molex Competitor;


            (d) declare, set aside or pay any dividend or other distribution or payment in cash, securities or property;

            (e) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock;


            (f) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber substantially all of its assets, or any interests therein;


            (g) during any period during which the Company and the Subsidiary shall have a consolidated debt-to-equity ratio of 50% or greater, incur any obligations or liability for long-term interest bearing indebtedness or, except in the ordinary course of the Company's business, incur any obligation or Liability with respect to such business;


            (h) enter into any new leases with respect to real property outside of the ordinary course of business;


            (i) otherwise than pursuant to policies or agreements of the Company and the Subsidiary in effect on the date hereof (including without limitation the Company's Stock Option Incentive Plan), take any action with respect to the grant of any bonus, severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefits; provided, however, that the Company and the Subsidiary (i) shall be permitted to pay cash compensation to their employees, officers, directors and consultants on terms similar to those typically found in start-up companies in the telecommunications industry for personnel of comparable skill and experience and (ii) shall be permitted to grant bonuses and alter the compensation of its employees that are not officers and directors of the Company and the Subsidiary;


            (j) hire or replace the chief executive officer of the Company;

            (k) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;


            (l) enter into, renew, modify or revise any agreement or transaction with the Stockholders or any of their affiliates which is likely to have a material adverse effect on the Company or the Subsidiary or Molex's interest in the Company;


            (m) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with the Company's past practice inoperable, worn-out or obsolete or destroyed assets; or

            (n) transfer, license or otherwise convey any interest in its Intellectual Property (as defined in the Teaming Agreement).


            9. Insolvency of the Company. To the extent permitted by the License Agreement between the Subsidiary and Polyvalor and McGil University, in the event of an Insolvency of the Company, Molex may at its option purchase up to 100% of the assets of the Company at their fair market value in accordance with the procedures set forth below. At any time after Molex learns that the Company is Insolvent, Molex may deliver a notice (the "Purchase Notice") to the Company describing the assets it wishes to purchase (the "Assets"). Upon Molex's delivery of the Purchase Notice, the Assets shall be deemed automatically conveyed to Molex at the time of the delivery of the Purchase Notice and thereafter the Company shall have no interest in such assets but shall only have a right to be paid for their fair market value as determined by an independent appraiser in accordance with paragraph (b) below. Molex may, at its option, designate in the Purchase Notice or thereafter what it believes the fair market value of the Assets to be and such price shall be deemed agreed by the Company unless the Company notifies Molex within 10 days of receipt of such price that it disputes Molex's determination of the fair market value.


                        (a) Appraisal Procedure.  In the event that Molex elects
            not to designate a fair market value in connection with exercising its purchase option or in the event that the Company objects within 10 days of receiving the proposed fair market value purchase price from Molex, that the fair market value shall be determined by an mutually agreed appraiser. If Molex and the Company are unable to agree upon the selection of an appraiser, then each shall select an independent appraiser within 10 days of the delivery by Molex of the Purchase Notice. Within 20 days of the appointment of the appraiser(s), Molex, the Company and the appraiser(s) shall meet at a location mutually agreed to by the parties, and in a proceeding held in accordance with the rules of the Commercial American Arbitration Association each of Molex and the Company shall submit to the appraiser(s) its proposal for the fair market value of the Assets, and shall be allowed to present such evidence and testimony in support thereof as is allowed under the rules of the Commercial American Arbitration Association. The appraiser(s) shall be instructed that, within 7 days after the date on which Molex, the Company and the appraiser(s) conclude such meeting, the appraiser(s) shall provide to each of Molex and the Company a written statement setting out the fair market value of the Assets and explaining in detail the basis of the appraiser(s) calculation. If Molex and the Company shall have selected a single appraiser, the fair market value of the Assets shall be the amount determined by such appraiser. If Molex and the Company shall have selected two appraisers, and if the fair market value of the Assets determined by the higher of the two appraisers is less than 120% of the fair market value of the Assets determined by the lesser of the two appraisers, then the fair market value of the Assets shall be the average of the amount determined by the two appraisers. If the fair market value of the Assets determined by the higher of the appraisers is equal to or greater than 120% of the value determined by the lesser of the two appraisers, then Molex and the Company shall meet again and attempt to agree upon the fair market value of the Assets. If Molex and the Company are not able to agree on the fair market value of the Assets within 7 days of receipt of the second of the two appraisals, Molex shall instruct the two appraisers to select a third appraiser. Within 7 days of the appointment of the third appraiser, the appraisers shall meet, and in a proceeding held in accordance with the rules of the Commercial American Arbitration Association each of the first two appraisers shall submit to the third appraiser its appraisal of the fair market value of the Assets. The first two appraisers of Molex and the Company shall provide to the third appraiser such information as the third appraiser reasonably requests. The third appraiser shall be instructed that within 7 days after the date on which the appraisers conclude such meeting, the third appraiser shall provide to each of Molex and the Company a written statement setting out the fair market value of the Assets. In such case the fair market value of the Assets shall be the average of the values determined by the two closest appraisers. The fair market value of the Assets selected by the appraiser(s) shall be binding upon Molex and the Company, and shall be promptly communicated by Notice to each of Molex and the Company. The cost of the Appraisal Procedure shall be an expense of the Company. The Company agrees that it shall not dispose of any material asset during the pendency of the procedure set forth above. Molex shall pay the Company cash in the amount of the fair market value of the Assets within 30 days of its determination in accordance with this procedure. In the event that the Company does not cooperate with this timetable, then all of the above referenced deadlines shall run from the date which the Company begins to cooperate within this procedure or is ordered to do so by a court of competent jurisdiction.

                        (b) Qualifications of Appraisers. All appraisers selected hereunder shall not be affiliated with Molex or the Company and shall have at least 10 years of experience valuing businesses which are similar in nature to the Company.

                        (c) Termination of Rights.  In the event that Molex does
            not purchase the shares of Common Stock at the Second Closing on the terms set forth in the Stock Purchase Agreement, Molex's rights under this Section 9 shall terminate.

            10. Reporting Requirements. The Company will promptly furnish to each of Molex and the Primary Stockholders (i) as soon as available, but not later than 30 days after the end of each of the first three fiscal quarters of the Company's fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of such quarter and the related consolidated statement of income for the period commencing on the first day and ending on the last day of such quarter and certified by an authorized officer of the Company that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with Generally Accepted Accounting Principles applied on a consistent basis ("GAAP") and (ii) as soon as available, but not later than 60 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year and the related consolidated statements of income or operations, and sources and uses of cash for such year, and accompanied by the opinion of a nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP.

            11. Certain Definitions. For purposes of this Agreement, the terms specified below shall have the meaning indicated:


            "Certificate of Incorporation" means the Company's certificate of incorporation in effect at the time as of which any determination is being made.


            "Change of Control" means with respect to any Person the acquisition by any other Person, or group of Persons acting in concert, of Control of such Person.


            "Control" (including, with correlative meanings the terms "Controlled by" or "under "common Control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.


            "Family Group" means a stockholder's spouse and descendants (whether or not adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.


            "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis (a "10% Owner"), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendant (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.


            "Insolvency" means any Person which (i) ceases or fails to be solvent, or fails to pay, or admits its inability to pay any material portion of its debts as they become due, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct any material portion of its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) as of any date the aggregate amount of all items set forth as liabilities on a balance sheet of the financial statements prepared in accordance with GAAP of such Person exceed the aggregate amounts of all items set forth as assets in such financial statements or (v) takes any action to effectuate or authorize any of the foregoing.


            "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S., federal, state or foreign law.

            "Molex Competitor" means any Person which Molex determines in its reasonable discretion to be a competitor of Molex, including but not limited to Amp Incorporated, Lucent Technologies, Hewlett Packard, Photonic Integrated Research Incorporated and Photonics.


            "Non-Stockholder Shares" has the meaning set forth in the definition of "Stockholder Shares".


            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


            "Pilot Plant Shares" has the meaning set forth in Section 4.
            "Public Offering" means a public offering and sale of the Company's Common Stock pursuant to an effective registration statement under the Securities Act not including any Common Stock to be traded over the OTC Bulletin Board or a similar over-the-counter market.


            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.


            "Qualified Public Offering" means a Public Offering of shares of the Company's Common Stock having an aggregate offering value, together with the aggregate value of all other outstanding Common Stock previously issued in a Public Offering, of at least $20 million (measured as of the time of issuance).


            "Securities Act" means the Securities Act of 1933, as amended from time to time.


            "Stockholder Shares" means (i) any Common Stock owned by Molex or the Primary Stockholders on the date hereof, (ii) any shares of Common Stock otherwise acquired by Molex or the Primary Stockholders and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that 10% of the Shares of Common Stock owned by Molex and each of the Primary Stockholders on the date hereof shall not constitute Stockholder Shares (the "Non-Stockholder Shares"). As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (y) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (z) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


            "Termination Event" shall mean the first to occur of (i) Molex's failure to exercise fully its right to purchase Common Stock under the Cash Common Stock Purchase Warrant within six months of the First Closing; or (ii) the termination of the Exclusivity Period; or (iii) termination of the Teaming Agreement.


            12. Termination of Agreement. Except as provided in the following sentence, this Agreement shall terminate upon the date of a Termination Event if
(i) not less than 30 days prior to the Termination Event, Molex is offered the right to become a party to any stockholders' agreements related to the Company or the Subsidiary to which any stockholder of the Company is a party on the most favorable terms and conditions provided to any stockholder under any such agreement, (ii) such agreements contain provisions similar to those provided in
Section 1 of this Agreement and (iii) the offer or offers pursuant to (i) of this Section 12 provide that Molex becomes a party to the Stockholder Agreements upon the date of the Termination Event. In the event that Teaming Agreement terminates pursuant to the provisions of Section 9.3 of the Teaming Agreement, this Agreement will terminate without regard to the preceding sentence.


            13. Stockholders' Notices. Each holder of Stockholder Shares shall be entitled to notice of all stockholder meetings in accordance with the Company's bylaws and the General Corporation Law of the State of Delaware.


            14. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.


            15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, Molex and the holders of at least a majority of the then outstanding Stockholder Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.


            16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


            17. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.


            18. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Primary Stockholders and Molex and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. Molex shall be permitted to assign this Agreement in its entirety to any of its Affiliates; provided, that Molex remains obligated under this Agreement.


            19. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.


            20. Remedies. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.


            21. Jurisdiction and Venue. Each party hereto hereby agrees that any proceeding relating to this Agreement or any of the Additional Agreements shall be brought exclusively in a state court of Illinois or a federal court located in Illinois. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Illinois or federal court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Illinois or federal court and any claim that any such Illinois or federal court is an inconvenient forum.


            22. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company and to any other recipient at the addresses indicated on the signature page of this Agreement, and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.


            23. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.


            24. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                                    * * * * *
            IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction Agreement on the day and year first above written.


                                             LUMENON INNOVATIVE LIGHTWAVE
                                             TECHNOLOGY, INC.


                                                      By:
                                                         -----------------------
                                                      Name:
                                                           ---------------------
                                                      Its:
                                                          ----------------------

                                             9060 Ryan Avenue
                                             Dorval, Quebec H9P 2M8, Canada
                                                      Attention:
                                                                ----------------
                                             Fax No.: (514) 631-0053


                                             LILT CANADA INC.


                                                      By:
                                                         -----------------------
                                                      Name:
                                                           ---------------------
                                                      Its:
                                                          ----------------------

                                             9060 Ryan Avenue
                                             Dorval, Quebec H9P 2M8, Canada
                                                      Attention:
                                                                ----------------
                                             Fax No.: (514) 631-0053



                                             NAJAFI HOLDING, INC.

                                                      By:
                                                         -----------------------
                                                      Name:
                                                           ---------------------
                                                      Its:
                                                          ----------------------


                                             9060 Ryan Avenue
                                             Dorval, Quebec H9P 2M8, Canada
                                                      Attention:
                                                                ----------------
                                             Fax No.: (514) 631-0053


                                             ANDREWMA HOLDING, INC.


                                                      By:
                                                         -----------------------
                                                      Name:
                                                           ---------------------
                                                      Its:
                                                          ----------------------


                                             9060 Ryan Avenue
                                             Dorval, Quebec H9P 2M8, Canada
                                                      Attention:
                                                                ----------------
                                             Fax No.: (514) 631-0053


                                             MOLEX INCORPORATED


                                                      By:
                                                         -----------------------
                                                      Name:
                                                           ---------------------
                                                      Its:
                                                          ----------------------


                                             2222 Wellington Court
                                             Lisle, IL  60532
                                                      Attention:
                                                                ----------------
                                             Fax No.:  (630) 416-4962